LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

I hereby constitute and appoint W. Zachary Riddle, Matthew W. Stuenkel,

Armstead L. Hayes IV, and Clayton C. Porter, each an employee of Medical

Properties Trust, Inc. (the 'Company') or certain of its subsidiaries,

as my true and lawful attorney-in-fact to undertake the following activities,

acting individually and not collectively:

1.
prepare, execute in my name and on my behalf, and submit to the Securities and Exchange Commission (the 'SEC') a Form ID, including amendments thereto,

and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by

Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC.

2.
execute, for and on my behalf, in my capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the related rules, and any other forms or reports I may be required to file in connection with my ownership,

acquisition, or disposition of securities of the Company;

3.
perform any acts on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and to file such forms or reports with the SEC and any stock exchange or similar authority; and

4.
take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this power of attorney shall be in such form and contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to perform any act necessary or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully as I could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted in this power of attorney. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming,

nor is the Company assuming, any of my responsibilities to comply with

Section 16 of the Securities and Exchange Act of 1934.

This limited power of attorney shall be effective on the date set forth below and shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in the Company's securities, unless I revoke it earlier in a signed writing filed with the SEC or delivered to the foregoing attorneys-in-fact.

Any previous powers of attorney granted to any other parties for the limited purposes described above herein are deemed revoked and have no further force and effect.

IN WITNESS WHEREOF, I have executed this power of attorney this

23rd day of July, 2024.

/s/ Charles R. Lambert

_________________________________________________________

Charles R. Lambert

0EXHIBIT 24 POWER OF ATTORNEY